UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 25, 2013

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on Friday, January 25, 2013.  For more information on the following proposals, refer to the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 14, 2012, the relevant portions of which are incorporated herein by reference.  The matters voted on and the results of the votes are as follows:

1.	The following nominees for Director were elected. Each person elected will serve until the next annual meeting of shareholders or until such person’s successor is elected and qualified.

Nominee	Number of Votes Cast For	Number of Votes Withheld	Broker Non-Votes
Clayton M. Christensen	10,491,838	140,522	4,819,852
Robert H. Daines	10,291,023	341,337	4,819,852
Michael Fung	10,597,444	34,916	4,819,852
E.J. “Jake” Garn	10,582,599	49,761	4,819,852
Dennis G. Heiner	10,396,431	235,929	4,819,852
Donald J. McNamara	10,589,605	42,755	4,819,852
Joel C. Peterson	10,589,605	42,755	4,819,852
E. Kay Stepp	10,396,431	235,929	4,819,852
Robert A. Whitman	10,404,485	227,875	4,819,852

2.
The advisory vote for the approval of executive compensation as described and presented in the Compensation Discussion and Analysis of the Company’s Proxy Statement was approved with 10,392,375 votes in favor, 233,735 votes against, and 6,250 abstentions.  The number of broker non-votes was 4,819,852.

3.
The ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending August 31, 2013 was approved with 15,236,604 votes cast in favor, 123,352 votes against, and 92,256 abstentions.  There were no broker non-votes for this proposal.

Item 8.01     Other Information

At the Board of Director meeting held on January 25, 2013, Mr. Michael Fung was designated as the chairman of the Audit Committee of the Board of Directors.  In addition, Mr. Fung was designated to serve as a member of the Nominating and Governance Committee and the Organization and Compensation Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	January 29, 2013	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer